Exhibit 10.2

MANAGEMENT FEE WAIVER AGREEMENT

THIS MANAGEMENT FEE WAIVER AGREEMENT (this “Agreement”) is made as of the 8th day of July, 2015 between AUDAX CREDIT BDC INC. (the “Company”), and AUDAX MANAGEMENT COMPANY (NY), LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Adviser is the investment adviser to the Company pursuant to the terms of the Investment Advisory Agreement between the Adviser and the Company dated as of June 16, 2015 (the “Advisory Agreement”); and

WHEREAS, the Adviser wishes to waive a portion of the Base Management Fee and Incentive Fee (each as defined in the Advisory Agreement) to which the Adviser is entitled under the Advisory Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Waiver of Base Management Fee. The Adviser hereby waives the right to receive Base Management Fees to the extent necessary so that the Base Management Fee payable under the Advisory Agreement will be equal to, and calculated in the same manner as, the Base Management Fee otherwise payable by the Company, if such Base Management Fee were calculated at an annual rate equal to 65 basis points (instead of an annual rate of 1%).

2.	Waiver of Incentive Fee on Net Investment Income. The Adviser hereby waives the right to receive the Incentive Fee on Pre-Incentive Fee Net Investment Income to the extent necessary so that, such Incentive Fee will be equal to, and calculated in the same manner as, the corresponding Incentive Fee on Pre-Incentive Fee Net Investment Income, if such Incentive Fee (i) were calculated based upon the Adviser receiving 10% (instead of 15%) of the applicable net capital gains and (ii) did not include any “catch-up” feature in favor of the Adviser.

3.	Waiver of Capital Gain Fee. The Adviser hereby waives the right to receive the Capital Gain Fee to the extent necessary so that, such Capital Gain Fee will be equal to, and calculated in the same manner as, the corresponding Capital Gain Fee, if such Capital Gain Fee (i) were calculated based upon the Adviser receiving 10% (instead of 15%) of and.

4.	Additional Waiver of Incentive Fees. Without limitation on the foregoing, the Adviser hereby waives the right to receive Incentive Fees to the extent necessary so that it does not receive Incentive Fees which are attributable to income and gains of the Company that exceed an annualized rate of 12% in any calendar quarter.

5.	Determination of Waived Amounts. The Adviser shall determine the Base Management Fees and Incentive Fees waived hereunder in its reasonable discretion, which determination shall be final and binding on the Company.

6.	Effective Period. This Agreement will become effective upon its execution, and will remain in effect until terminated earlier by either party hereto on 60 days prior written notice.

7.	Amendments; Waivers. This Agreement may be altered or amended, and any provisions hereof may be waived, only upon the written approval of the Adviser and the Company.

8.	Notices. Any notice or other communication given under this Agreement will be deemed to have been given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below or to the addressee at such other address as the addressee will have specified by notice actually received by the addressor, and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five days will have elapsed after the same will have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

If to the Adviser, to it at:

Audax Management Company (NY), LLC

101 Huntington Avenue

Boston, MA 02199

Attn: General Counsel

If to the Company, to it at:

Audax Credit BDC Inc.

101 Huntington Avenue

Boston, MA 02199

Attn: General Counsel

9.	Successors. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

10.	Headings. The headings in this Agreement are inserted for convenience of reference only and will not be a part of or control or affect the meaning hereof.

11.	Counterparts. This Agreement may be executed in more than one counterpart with the same effect as if the parties executing the several counterparts had all executed one counterpart.

12.	Entire Agreement. This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof.

13.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of New York.

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as an agreement under seal as of the date first above written.

AUDAX CREDIT BDC INC.

By:	/s/ Byron Pavano
Name:	Byron Pavano
Title:	Authorized Signatory

AUDAX MANAGEMENT COMPANY (NY), LLC

By:	/s/ Byron Pavano
Name:	Byron Pavano
Title:	Authorized Signatory